UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): December 22, 2010

THE GOLDFIELD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7525	88-0031580
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1684 West Hibiscus Blvd. Melbourne, FL		32901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (321) 724-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Extension of Loan Agreement

On December 23, 2010, Branch Banking and Trust Company ( the “Bank”) granted The Goldfield Corporation (the “Company”), an extension until January 27, 2011 of a $3.0 million Loan Agreement (the “Working Capital Loan”) originally entered into by the parties on March 14, 2009 and last renewed and modified on December 29, 2009. There were no borrowings outstanding under the Working Capital Loan as of December 23, 2010. Pursuant to the loan extension the maturity date of the Working Capital Loan is extended from December 28, 2010 to January 27, 2011, on the existing terms, subject to further extension by the Bank at its discretion. Based on current discussions with the Bank, the Company expects to be able to renew this loan on substantially similar terms to those currently in effect.

Pursuant to the loan extension described above (the “Loan Extension”), until the Working Capital Loan matures, the Company must make monthly payments of interest to the Bank in arrears at interest rates determined and upon the terms and conditions as set forth in the Working Capital Loan. Advances under the Working Capital Loan will bear interest at a rate per annum equal to One Month LIBOR (as defined in the loan documents), which will be adjusted monthly plus 1.80%. The interest rate is subject to a minimum rate of 3.50%. All of the other terms of the Working Capital Loan and related ancillary agreements remain unchanged and are described in the Company’s previously filed Current Reports on Form 8-K filed on September 1, 2005, March 20, 2006, October 2, 2006, September 28, 2007, November 25, 2008 and December 29, 2009.

The foregoing description of the Loan Extension does not purport to summarize all of the provisions of this document and is qualified in its entirety by reference to the Loan Extension of the Working Capital Loan filed as Exhibit 10-1 to this Current Report on Form 8-K, the Note Modification Agreement and Addendum to Promissory Note filed as Exhibit 10-6 in the Company’s Current Reports on Form 8-K filed on December 29, 2009, and to the description of the Working Capital Loan in the Company’s Current Reports on Form 8-K filed on September 1, 2005, March 20, 2006, October 2, 2006, September 28, 2007 and November 25, 2008 and the related exhibits thereto, and to the discussion of debt covenants in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources,” and each of the foregoing is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01 under the heading “Extension of Loan Agreement,” the Bank granted the Company an extension until January 27, 2011, of the $3.0 Working Capital Loan. The Extension of the Working Capital Loan filed as Exhibit 10-1 to this Current Report on Form 8-K, the description of the Working Capital Loan in the Company’s Current Reports on Form 8-K filed on September 1, 2005, March 20, 2006, October 2, 2006, September 28, 2007, November 25, 2008 and December 29, 2009 and the related exhibits thereto, are incorporated herein by reference.

Item 8.01.	Other Events.

The Company has previously reported in its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2010 and September 30, 2010 that on July 12, 2010, it received a request from the Environmental Protection Agency (“EPA”) for information pursuant to Section 104(e) of the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) for the Newton County Mine Tailings Superfund Site, Newton County, Missouri (the “Wentworth Site”) relating to mining activities involving the site. On July 30, the Company submitted a response to the EPA’s request. On December 22, 2010, the Company received a Demand for Reimbursement of Costs from the EPA relating to the Wentworth Site, together with ancillary documents including a draft form of settlement agreement (the “Demand”). In the Demand, the EPA states that based upon information presently available to it, the Company may be a potentially responsible party (“PRP”) under CERCLA with respect to the Wentworth Site. The Demand cites the direct and indirect costs attributable to the Company associated with the EPA’s response to date as $972,242, and encourages the Company to voluntarily negotiate a consent decree in which the Company agrees to pay past costs. The Demand does not provide any detailed information with respect to other PRPs.

To date, the Company’s investigation indicates that the Company was party to an Option Agreement dated August 1, 1948 that may relate to a portion of the Wentworth Site. Due to a near 50% drop in lead/zinc prices during this period of time, the property closed down in early 1949. On May 31, 1949, the Company decided not to exercise its option under the Option Agreement. The nature and scope of the Company’s operations relating to the mine property under option, if any, and the relationship, if any, between such operations and the Wentworth Site as defined by the EPA, are the subject of continuing investigation at the Company. Based on its investigation to date and the content of the Demand, the Company believes there is very little evidence of what occurred at the Wentworth Site during the relevant time periods.

The Demand acknowledges that there is presently no mine waste on the portion of the Wentworth Site that may relate to the Company. Furthermore, the Demand does not present any evidence showing a connection between any mine waste that may have formerly been on such portion of the Wentworth Site and contamination of shallow groundwater in the area, which is the basis of the Demand, and the Company’s investigation to date has not revealed any such evidence. Based on the limited information presented by the EPA relating to the Company’s potential involvement, and the limited information otherwise available to the Company with respect to its potential involvement and the involvement of other PRPs at the Wentworth Site, the Company is unable to predict the outcome of this matter or its potential liability with respect thereto. The Company will be filing notices of claim with its former general liability insurance carriers who provided coverage during the relevant periods, however there can be no assurance that the Company will be successful in recovering its costs.

Certain statements in this Current Report on Form 8-K are forward-looking and actual results may differ materially. For further details, please see the Company’s filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description of Exhibit

10.1	Extension of Revolving Line of Credit Promissory Note of The Goldfield Corporation relating to Loans of up to $3.0 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 28, 2010

THE GOLDFIELD CORPORATION

By:	/S/ STEPHEN R. WHERRY
Stephen R. Wherry
Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer and Assistant Secretary